CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (No. 33-27352) of Endeavor Series Trust of our report dated February 15, 1999 included in the December 31, 1998 Annual Report to Shareholders of Endeavor Series Trust.




                                                   /s/ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 6, 1999